UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 8, 2006

Date of Earliest Event Reported: September 28, 2006

AURIGA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26013	84-1334687
(State of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

5555 Triangle Parkway, Suite 300
Norcross, Georgia	30092
(Address of principal executive offices)	(Zip Code)

(678) 282-1600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1—REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.      Entry Into a Material Definitive Agreement.

        As previously reported on a Form 8-K filed with the Securities and Exchange Commission on October 2, 2006 (the “Original 8-K Report”), on September 28, 2006, Auriga Laboratories, Inc., a Delaware corporation (the “Company”), and Levall Finance Corp. LLC (“Levall”) executed a letter agreement that served to amend that certain $1.5 million senior secured promissory note issued by the Company to Levall on August 29, 2006 (the “Levall Note”). The Original 8-K Report stated that the letter agreement, among other things, amended the Levall Note to provide that such note is pari passu in right of payment and with respect to its security interest with the senior secured promissory note issued by the Company to Aquoral Finance Corp. LLC on September 28, 2006, and to clarify that the Company’s obligation to make payments to Levall based on the Company’s sales of Levall products will continue in perpetuity. A version of the letter amendment was attached as Exhibit 10.2 to the Original 8-K Report, which version omitted the following language:

The first sentence of Section 3 of the Note shall be amended and restated in its entirety as follows:

“Section 3. Maturity. Upon the earlier of (i) the closing of a Qualified Financing (as defined below), or (ii) December 15, 2006 (the “Maturity Date”), the entire outstanding principal balance of, and all accrued and unpaid interest on, this Note shall mature and be due and payable to the Holder by the Company.”

        A copy of the letter agreement including the omitted language and executed by the Company’s Chief Executive Officer, Philip S. Pesin, is filed as Exhibit 10.1 to this Current Report on Form 8-K/A and is incorporated herein.

        Except as set forth hereinabove, this Current Report on Form 8-K/A does not replace or amend any provision of the Original 8-K Report.

SECTION 9—FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.      Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed herewith:

Exhibit
Number	Document

10.1	Letter Agreement, dated as of September 28, 2006, by and between Auriga Laboratories, Inc. and Levall Finance Corp. LLC.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AURIGA LABORATORIES, INC.
Date: December 8, 2006	By: /s/ Philip S. Pesin
Philip S. Pesin
Chief Executive Officer

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